EXHIBIT 10.3

TERMINATION AND SETTLEMENT AGREEMENT

This Termination, Settlement Agreement and Mutual Release ("Agreement") is entered into by and between BaxTech Asia PTE LTD, a company incorporated in Singapore and having its registered office at 190 Middle Road, #19-05 Fortune Centre, Singapore 688979 and Voz Mobile Cloud Ltd., a Washington corporation.   BaxTech and Voz are collectively referred to herein as the "Parties."

RECITALS

Whereas, on or about September 22, 2011, Voz and BaxTech executed an Agreement (the "Asset Purchase Agreement") for the purpose of, among other things, inducing BaxTech to assign and transfer certain assets (the “Assets”) to Voz in exchange for 11,000,000 shares of the common stock of Voz on  certain terms the purpose of which was to cause certain portions of the business of BaxTech to be held by a public company quoted on the OTCMarkets OTCQB;

Whereas, at such time, Floyd Robertson was the president of Voz and Lawrence Lee (“Lee”) was the director of BaxTech;

Whereas, upon completion of the transfer of certain of the Assets of Voz pursuant to the Agreement, the controlling shareholders of BaxTech became the controlling shareholders of Voz, Robertson resigned and Lee became the sole officer and director of Voz;

Whereas, thereafter, BaxTech learned that Voz was a former shell company (“Shell Company”) as defined by Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”) and as a result, under existing SEC rules and regulations, it could not become a publicly traded company until certain requirements were met including that Voz was no longer a Shell Company and either (i) filed a registration statement with the SEC pursuant to the Securities Act or (ii) filed Form 10 information with the SEC and 12 months had expired;

Whereas, BaxTech expended time and substantial legal and accounting costs in connection with the filing of a Registration Statement under the Securities Act for Voz, and upon effectiveness, despite representations to the contrary, BaxTech learned that Voz could not meet the requirements of the Financial Industry Regulatory Authority (“FINRA”) for assignment of a ticker symbol regardless of Voz’s status as a Shell Company;

Whereas, based upon its belief that Voz could become a publicly traded company on the OTCMarkets OTCQB, on or about December 14, 2012, BaxTech entered into an agreement with Voz (the “Reseller Agreement”) attached hereto as Exhibit B whereby BaxTech granted Voz the exclusive right to sell and supply a product (the “Product”) owned and/or controlled by BaxTech;

Whereas, the Asset Purchase Agreement and the Reseller Agreement are collectively referred to as “the Agreement”;

Whereas, the Parties have agreed to terminate the Asset Purchase Agreement and Reseller Agreement under the terms hereof; and

Whereas, this Agreement compromises, settles, and otherwise resolves all claims and potential claims between the Parties arising from or relating to the Asset Purchase Agreement and Reseller Agreement, on the terms set forth below.

AGREEMENT

1. Recitals

The above recitals are hereby made a part of this Agreement and the Parties acknowledge and agree that each of the recitals is true and correct.

2. Definitions

Assets shall have the meaning set forth in the Asset Purchase Agreement.

Product, Royalty, and Trade Marks shall have the meanings set forth in the Reseller Agreement.

Restricted Shares, Restricted Stock and/or Restricted Securities shall have the meaning set forth in Rule 144 of the Securities Act.

3. Termination of the Asset Purchase Agreement

The Parties have agreed to terminate the Asset Purchase Agreement under the terms hereof, due to among other reasons, Voz’s failure to maintain books, records, and financial controls making funding unlikely, Voz’s status as a Shell Company resulting in its inability to obtain a stock ticker symbol, and material misrepresentations and omissions by Voz’s former agents and representatives, disclosure of which would have caused BaxTech not to have entered into the Asset Purchase Agreement.

As a result of Voz’s breaches of the Asset Purchase Agreement, the Parties acknowledge that BaxTech has been irreparably harmed.

The Parties hereby terminate the Asset Purchase Agreement for the consideration set forth in Sections 5 hereafter.

4. Termination of the Reseller Agreement

The Parties have agreed to terminate the Reseller Agreement under the terms hereof, due to among other reasons the Reseller Agreement was entered into bases upon BaxTech’s belief that Voz would soon become a publicly traded company. Additionally, Voz is insolvent and unable to pay its debts as they become due.

The Parties hereby terminate the Reseller Agreement for the consideration set forth in Section 6 hereafter.

5. Fair and Adequate Consideration for Termination of the Asset Purchase Agreement

In exchange for the release of BaxTech’s claims against Voz arising from the Asset Purchase Agreement, the Parties agree as follows:

(i) Voz shall assign the Assets to BaxTech;

(ii) BaxTech shall return the entire 10.4 million of Voz’s common shares now held under the name of BaxTech to Voz’s transfer agent for cancellation;

(iii) the Asset Purchase Agreement is terminated, null and void;

(iv) except as otherwise set forth herein the parties are released from their obligations and duties thereunder; and

(v) Voz shall change its name to Oro Plata Resources Inc., or a variation thereof and all rights to use of the name Voz Mobile Cloud or any variation thereof shall revert back to BaxTech.

Contemporaneously herewith Voz is executing assignments of the Assets attached hereto as Exhibit C to BaxTech, to be filed with the U.S. Patent and Trademark Office ("USPTO") assigning, transferring, selling and conveying all of the Assets to BaxTech in such form as can be properly filed with the USPTO without any further action of Voz.

6.  Fair and Adequate Consideration for Termination of the Reseller Agreement

In exchange for the release of BaxTech’s claims against Voz arising from the Reseller Agreement, the Parties agree as follows:

(i)  BaxTech shall return 10.4 million of Voz’s common shares to Voz’s transfer agent for cancellation; and

(ii) the Reseller Agreement is hereby null and void.

7. The Board of Directors of each Party have approved and resolved that this Termination and Settlement Agreement Release is in the best interests of the shareholders of Voz and BaxTech, in the exercise of their best business judgments, and such Boards believe each Party hereto has received full, fair and adequate consideration heretofore.

8.  As an inducement for this Termination and Settlement Agreement, Voz hereby covenants and agrees that it will indemnify and defend BaxTech and its shareholders and directors against any and all suits, claims, costs, legal fees, fines or expenses whatsoever, for any event or cause or claim arising from the Asset Purchase Agreement and Reseller Agreement or BaxTech doing business with Voz or its representatives.

9. Intent to Settle All Claims

On the terms set forth herein, the Parties desire to fully and finally compromise, settle, and otherwise terminate all claims between them arising from or relating to the Asset Purchase Agreement and Reseller Agreement.

10. Release

Subject to the performance of the deliveries and obligations set forth herein required hereby, Voz hereby releases, discharges, and holds harmless BaxTech as well as its respective officers, directors, shareholders, managers, members, partners, owners, principals, affiliates, divisions, subsidiaries, parents, contractors, attorneys, predecessors, successors, assigns, insurers, associates, agents, representatives, employers, and employees from any and all actions, claims, damages, and liabilities of any kind or nature, without regard to amount, known or unknown, accrued or unaccrued arising from or relating to the Asset Purchase Agreement or Reseller Agreement.

11. Third Party Beneficiaries

However, the releases given herein shall not extend to or be for the benefit of nonaffiliated third parties, none of whom shall have any rights hereunder, including but not limited to rights as a third party beneficiary.

12. No Release for Breach of This Agreement.

Nothing contained herein shall release Voz from any claims arising from or relating to its breach of this Agreement.

13. Releases Valid Even if Additional or Different Facts

The Parties acknowledge they may discover facts which are additional to or different from those which are set forth herein or that they now know or believe to be true regarding the subject matter of this Agreement. Nonetheless, except as otherwise provided herein, it is the Parties' intent to fully and finally compromise and settle all claims which exist between them arising from or relating to the Asset Purchase Agreement and Reseller Agreement. To effectuate that intention, the releases given herein shall remain full and complete releases, notwithstanding discovery of any additional or different facts by any party.

14. Further Assurances

The Parties agree to execute and deliver such documents and to perform such other acts, promptly upon request, as any other party hereto requests and which are, in the requesting party's reasonable judgment, necessary or appropriate to effectuate the purposes of this Agreement.

15. Consideration

This Agreement is supported by good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

16. Headings

The headings contained in this Agreement are for convenience and reference purposes only, and shall not in any way be construed as effecting the meaning or interpretation of the text of this Agreement.

17. Opportunity to Consult with Legal Counsel & Conflict Waiver

The Parties acknowledge they have had a full and fair opportunity to consult with independent legal counsel of their own choosing throughout all negotiations which preceded the execution of this Agreement, and in connection with their execution of this Agreement and related filings for Voz with the Securities and Exchange Commission. Hamilton & Associates Law Group P.A. , a  Florida Professional Association and Brenda Hamilton has prepared this agreement and Hamilton & Associates Law Group and Brenda Hamilton have represented both Parties and her Conflict of Interest is hereby disclosed and each of the Parties hereby waives any conflict claim against, knowing and being advised to consult independent counsel.

18. Entire Integrated Agreement

This Agreement is fully integrated, containing the entire agreement and understanding between the Parties (regarding the subject matter hereof), superseding and replacing all prior negotiations and proposed agreements, written or oral.

19. No Representations

The Parties acknowledge that no party, nor agent, nor attorney of any party has made any promise or representation whatsoever, express or implied, concerning the subject matter of this Agreement (or to induce the execution of this Agreement) which is not expressly set forth herein. It is further acknowledged that no party to this Agreement has relied upon any representation made by any other party regarding any aspect of the other's claims, including but not limited to the nature, extent, or duration of any damages suffered, or the legal liability therefor.

20. Modified Only in Writing

This Agreement may only be modified by express written agreement of the Parties.

21. Severability

Every provision of this Agreement is intended to be severable. Accordingly, should any provision be declared illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such illegality, invalidity, or unenforceability shall not affect the remaining provisions, which shall remain fully valid, binding, and enforceable.

22. Drafting Party

No party shall be deemed the "drafting party" of this Agreement. Consequently, this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against any party hereto.

23. Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

24. Binding Agreement/Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the Parties, as well as their respective successors, representatives, and assigns.

25. Authority/Capacity/Entities

Each person signing this Agreement represents and warrants that he or she has complete authority and legal capacity to enter into this Agreement on behalf of the entity for which he or she is signing, and agrees to defend, indemnify, and hold harmless all other parties if that authority or capacity is challenged.

26. Knowing and Voluntary Agreement

The Parties represent they have read this Agreement, understand it, voluntarily agree to its terms, and sign it freely.

27. Counterparts/Fax Signatures

This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Facsimile or electronically transmitted signatures shall be deemed effective as originals.

28.  Further Assurances and Cooperation

From and after the execution hereof, Voz shall, on request, cooperate with BaxTech by furnishing any additional information, executing and delivering any additional documents and instruments, and doing any and all such other things as may be reasonably required by BaxTech and its counsel to consummate or otherwise implement the transactions contemplated by this Agreement. With respect to the assignment, prosecution, and maintenance of the Assets to BaxTech, Voz shall reasonably cooperate for the purposes of transferring ownership and the responsibility to administer, prosecute, and maintain the Assets to BaxTech.

IN WITNESS WHEREOF, the undersigned execute this Termination, Settlement Agreement and Mutual Release thereby agreeing to abide by the terms hereof.

BaxTech Asia PTE LTD

By: Lawrence S.H. Lee, Director

Voz Mobile Cloud Ltd.

By: Lawrence S.H. Lee, Chief Executive Officer